Exhibit 10.3
WARRANT AND REGISTRATION RIGHTS AGREEMENT
by and among
QUIKSILVER, INC.,
THE INITIAL WARRANT HOLDERS
and
RHÔNE CAPITAL III L.P.
Dated as of July 31, 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)
SIGNATURES

EXHIBIT A —	Form of Warrant Certificate and Form of Reverse of Warrant Certificate	A-1
EXHIBIT B —	Form of Reverse of Warrant Certificate	B-1
EXHIBIT C —	Certificate of Designations of the Series A Preferred Stock	C-1
SCHEDULE 8.1 — Capitalization

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WARRANT AND REGISTRATION RIGHTS AGREEMENT
     AGREEMENT dated as of July 31, 2009 (the “Issuance Date”) by and among Quiksilver, Inc., a Delaware corporation (the “Company”), the Initial Warrant Holders (defined below) and Rhône Capital III L.P., a Delaware limited partnership (“Rhône Capital III”).
WITNESSETH:
     WHEREAS, the Company is issuing and delivering warrant certificates (the “Warrant Certificates”) evidencing Warrants to purchase 25,653,831 shares, subject to adjustment, of its Common Stock in connection with (i) the execution and delivery of a senior secured term loan facility agreement dated July 31, 2009 among Quiksilver Americas, Inc., a California corporation, the guarantors named therein including the Company, and Rhône Group LLC, as agent (the “Agent”) for the lenders thereunder (the “Lenders”), pursuant to which the Lenders will make a term loan to Quiksilver Americas, Inc. of $125,000,000 (the “U.S. Term Loan Agreement”), and (ii) the execution and delivery of a senior secured term loan facility agreement dated the date hereof among Mountain & Wave S.à r.l., a newly-formed, direct, wholly-owned subsidiary of the Company (the “European Borrower”), the guarantors named therein including the Company and the Agent on behalf of the Lenders, pursuant to which the Lenders will make a term loan to the European Borrower of €20,000,000 (the “European Term Loan Agreement”);
     WHEREAS, subject to certain adjustments and limitations provided herein, the Warrants are exercisable into Common Stock of the Company; and
     WHEREAS, to the extent of any adjustment that would require the approval of the Company’s stockholders in order to comply with the New York Stock Exchange Listed Company Manual, the Warrants will instead be exercisable for Series A Preferred Stock of the Company, on the terms set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Holders, the Company and the Initial Warrant Holders each hereby agree as follows:
1. DEFINITIONS.
     As used in this Agreement, the following terms shall have the following meanings:
          ABL Facility: the senior, secured asset-based revolving credit facility dated the date hereof with respect to the Company and certain of its domestic subsidiaries.
          Affiliate: with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          Agent: the meaning set forth in the preamble to this Agreement.
          Appointing Funds: Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P.
          Board: the board of directors of the Company.
          Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the state of New York.
          Cashless Exercise: the meaning set forth in Section 3.4(b).
          Certificate of Incorporation: the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.
          Common Stock: the common stock, par value $0.01 per share, of the Company.
          Common Stock Equivalent: any warrant, right or option to acquire any shares of Common Stock or any security convertible or exchangeable into shares of Common Stock.
          Company: the meaning set forth in the preamble to this Agreement and its successors and assigns.
          Demand Registration: the meaning set forth in Section 4.1(a).
          DOJ: the meaning set forth in Section 9.3.
          Effective Issuance Price:
          (i) with respect to Common Stock issued for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;
          (ii) with respect to Common Stock issued for other consideration, the per share amount of the Fair Market Value of the net consideration;
          (iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of the per share amount of (a) the Fair Market Value of the net aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the net exercise price to the extent paid in cash and the per share Fair Market Value of the net exercise price if paid in other consideration; and
          (iv) with respect to securities convertible or exchangeable into Common Stock, the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by the number of shares of Common Stock for which such securities are convertible or exchangeable.
          European Borrower: the meaning set forth in the preamble to this Agreement.

          European Term Loan Agreement: the meaning set forth in the preamble to this Agreement.
          Excess Shares: the meaning set forth in Section 3.7.
          Excess Tender Amount: the meaning set forth in Section 5.4.
          Exchange Act: the Securities Exchange Act of 1934, as amended.
          Excluded Securities: (i) the Qualifying Employee Stock, (ii) the Underlying Stock, (iii) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, (iv) any shares of Common Stock issued pursuant to the commitments disclosed on Schedule 8.1 hereto, and (v) any shares of Common Stock or Common Stock Equivalents issued in connection with any joint venture, licensing, development or sponsorship activities in the ordinary course of business.
          ex-date: the meaning set forth in Section 5.3(a).
          Exercise Date: the meaning set forth in Section 3.2.
          Exercise Price: the meaning set forth in Section 3.1.
          Expenses: all expenses incurred by the Company and the Holders in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of one counsel selected by Rhône Capital III to represent all holders of Registrable Securities included in such registration, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.
          Expiration Date: the meaning set forth in Section 3.3.
          Fair Market Value:
          (i) in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations, the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined;
          (ii) in the case of securities not covered by (i) above or other property, the fair market value of such securities or such other property as determined by an Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming, in the case of securities, such securities are fully distributed and, in the case of securities or other property, such items are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors; and
          (iii) in the case of cash, the amount thereof.
          French Facility: the French term and revolving credit facilities with respect to certain of the Company’s French subsidiaries, including (i) the term loan facility dated the date hereof with respect to Pilot SAS; (ii) the term loan facility dated the date hereof with respect to Na Pali; and (iii) the revolving credit facility dated the date hereof with respect to Na Pali.
          FTC: the meaning set forth in Section 9.3.
          Holders: the Initial Warrant Holders and any assignee or transferee of such Initial Warrant Holders and, unless otherwise provided or indicated herein, the holders of the Registrable Securities.
          HSR Act: the meaning set forth in Section 9.3.
          Independent Financial Expert: a nationally recognized investment banking firm mutually agreed by the Company and Rhône Capital III, which firm does not have a material financial interest or other material economic relationship with either the Company or Rhône Capital III or their respective Affiliates. If the Company and Rhône Capital III are unable to agree on an Independent Financial Expert, each of them shall promptly choose a separate Independent Financial Expert who shall promptly choose a third Independent Financial Expert who shall serve as the Independent Financial Expert hereunder, provided that such third Independent Financial Expert does not have any of the relationships with the Company or Rhône Capital III described in this definition.
          Initial Warrant Holders: each of (i) Romolo Holdings C.V., (ii) Triton SPV L.P., (iii) Triton Onshore SPV L.P., (iv) Triton Offshore SPV L.P. and (v) Triton Coinvestment SPV L.P.
          Issuance Date: the meaning set forth in the preamble to this Agreement.
          Lenders: the meaning set forth in the preamble to this Agreement.
          Maximum Number of Shares: the meaning set forth in Section 4.1(c).
          Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          Per Warrant Cap: the meaning set forth in Section 3.7.
          Piggyback Registration: the meaning set forth in Section 4.2(a).
          Premium Per Pro Forma Share: the meaning set forth in Section 5.4.

          Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
          Qualifying Employee Stock: (i) rights and options issued in the ordinary course of business under employee benefit plans and any Common Stock issued after the date hereof upon exercise of such rights and options, and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under employee benefit plans and Common Stock issued after the date hereof in settlement of any such restricted stock units.
          Recapitalization Event: the meaning set forth in Section 5.3(a).
          Register, registered, and registration: shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.
          Registrable Securities: Common Stock, Series A Preferred Stock or other securities issuable under the Warrants to the Initial Warrant Holders on the Issuance Date and at any time during the term of this Agreement. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Initial Warrant Holders or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale, or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist.
          Registration Rights: the rights of Holders set forth in Article 4 to have shares of Registrable Securities registered under the Securities Act for sale under one or more effective Registration Statements.
          Registration Statement: any registration statement filed by the Company under the Securities Act pursuant to the Registration Rights, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          Reorganization Event: the meaning set forth in Section 5.5.
          Required Stockholder Approval: any approval by the Company’s stockholders in connection with an adjustment of the Warrants to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual.
          Rhône Capital III: the meaning set forth in the preamble to this Agreement.

          Rhône Director: the meaning set forth in Section 9.4(a).
          Rule 144, Rule 405 and Rule 415: in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
          sale: the meaning set forth in Section 3.6(a).
          Scheduled Black-Out Period: the period from and including the last day of a fiscal quarter of the Company to and including the Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.
          SEC: the Securities and Exchange Commission.
          Securities Act: the Securities Act of 1933, as amended.
          Series A Preferred Stock: the meaning set forth in Section 3.7.
          Total Cap: the meaning set forth in Section 3.7.
          Underlying Stock: the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants.
          U.S. Term Loan Agreement: the meaning set forth in the preamble to this Agreement.
          Voting Securities: the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.
          VWAP: the value weighted average price of a given security for a given trading day, determined by calculating, for each trade on such day, the product of the price per share multiplied by the number of shares for such trade, and by adding all such products and dividing such sum by the total number of shares traded on such day.
          Warrant Certificates: the meaning set forth in the preamble to this Agreement and substantially in the form attached hereto as Exhibit A.
          Warrants: the warrants issued by the Company from time to time pursuant to this Agreement.
2. ORIGINAL ISSUE OF WARRANTS.
     2.1. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5 or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

     2.2. Execution and Delivery of Warrant Certificates.
          (a) Simultaneously with the execution of this Agreement, Warrant Certificates evidencing 25,653,831 Warrants entitling the holders thereof to purchase an aggregate of 25,653,831 shares of Common Stock, subject to adjustment and subject to Section 3.7, shall be executed by the Company and delivered to the Initial Warrant Holders.
          (b) From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any exchange permitted under this Agreement. The Warrant Certificates shall be executed on behalf of the Company by its President, Chief Financial Officer, Chief Administrative Officer, Secretary or Executive Vice President, either manually or by facsimile signature printed thereon. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.
3. EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.
     3.1. Exercise Price. Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Section 3.4 and Section 3.7 hereof, one share of Common Stock for each Warrant represented thereby, at an exercise price (the “Exercise Price”) of $1.86 per share, subject to all adjustments made on or prior to the date of exercise thereof as herein provided.
     3.2. Exercise of Warrants. The Warrants shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein.
     3.3. Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Stock shall terminate at the close of business on July 31, 2016 (the “Expiration Date”).
     3.4. Method of Exercise; Payment of Exercise Price.
          (a) In order to exercise a Warrant, the Holder thereof must (i) surrender the Warrant Certificate evidencing such Warrant to the Company, with the form on the reverse of or attached to the Warrant Certificate duly executed, and (ii) pay in full the Exercise Price then in effect for the shares of Underlying Stock as to which a Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) of this Section.
          (b) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be delivered to the Company. Such payment shall be made (at the option of the Holder) (a) in cash, by bank wire transfer in immediately available funds, or by certified or official bank check drawn on a New York City bank, or (b) if at the time of such exercise, the Fair Market Value of the shares of Common Stock exceeds the Exercise Price, by surrendering a number of Warrants (or fractional portions thereof) having a value equal to the Exercise Price (a “Cashless Exercise”), determined as provided in this Section 3.4(b). The value of each Warrant so surrendered in a Cashless Exercise shall be equal to the Fair Market Value, at the time of such surrender, of that number of shares of Common Stock into which such Warrant is then exercisable (or would be exercisable if Section 3.7 did not then apply with respect to such exercise), less the Exercise Price.
          (c) If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Person or Persons as may be directed in writing by the Holder and the Company shall register the new Warrant in the name of such Person or Persons.
          (d) Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Stock or other securities or property (including cash) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5.9. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Stock or other securities or property (including cash) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.
     3.5. Transferability of the Warrants. The Warrants may not, whether directly or as a result of the transfer of the equity interests in the Initial Warrant Holders, be transferred to any Person, other than (i) to Affiliates of Rhône Capital III or (ii) with the prior written consent of the Company. Subject to Section 10.4, each certificate representing the Warrants shall bear the following legend:
THESE WARRANTS MAY ONLY BE TRANSFERRED WITH THE PRIOR CONSENT OF QUIKSILVER, INC. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 31, 2009 BY AND AMONG QUIKSILVER, INC. (THE “COMPANY”), THE INITIAL WARRANT HOLDERS AND RHÔNE CAPITAL III L.P. A COPY OF SUCH WARRANT

AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
     3.6. Compliance with the Securities Act.
          (a) No Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Section 3.6.
          (b) A Holder may sell its Registrable Securities to a transferee (subject to Section 9.7) that is an “accredited investor” or a “qualified institutional buyer”, as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, provided that each of the following conditions is satisfied:
     (i) with respect to any “accredited investor” that is not an institution, such transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;
     (ii) such transferee represents that it is acquiring the Registrable Securities for its own account and that it is not acquiring such Registrable Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and
     (iii) such Holder or transferee agrees to be bound by the provisions of this Section 3.6 with respect to any sale of the Registrable Securities.
          (c) A Holder may sell its Registrable Securities (subject to Section 9.7) in accordance with Regulation S under the Securities Act.
          (d) A Holder may sell its Registrable Securities (subject to Section 9.7) if:
     (i) such Holder gives written notice to the Company of its intention to effect such sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;
     (ii) such notice includes a certification by the Holder to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and
     (iii) such transferee complies with Sections 3.6(b)(ii) and 3.6(b)(iii).
          (e) Except for a sale in accordance with Section 3.6(f) and subject to Section 10.4, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 31, 2009 BY AND AMONG QUIKSILVER, INC. (THE “COMPANY”), THE INITIAL WARRANT HOLDERS AND RHÔNE CAPITAL III L.P. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
          (f) A Holder may sell its Registrable Securities in a transaction that is registered under the Securities Act.
     3.7. Exercise for Series A Preferred Stock. So long as the Underlying Stock is that of Quiksilver, Inc., Holders may not exercise any Warrants or be entitled to take delivery of any shares of Common Stock issuable with respect to such Warrants to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon the exercise of such Warrants, Holders would be issued more than 25,653,831 shares of Common Stock in the aggregate (the “Total Cap”), provided that in the event the Company (i) subdivides its outstanding Common Stock or (ii) combines its outstanding Common Stock into a smaller number of shares, the Total Cap shall be adjusted by multiplying (x) the Total Cap immediately prior to such subdivision or combination by (y) a fraction, whose numerator shall be the number of shares that one share of Common Stock immediately prior to such subdivision or combination equals immediately after such subdivision or combination, and whose denominator shall be equal to one. So long as the Underlying Stock is that of Quiksilver, Inc., each Warrant shall never be exercisable for more than a number of shares of Common Stock equal to a fraction, whose numerator shall be the Total Cap and whose denominator shall be 25,653,831 (the “Per Warrant Cap”). In the event that an adjustment pursuant to Article 5 would otherwise cause each Warrant to be exercisable for a number of shares of Common Stock that exceeds the Per Warrant Cap (such excess, the “Excess Shares”), then each Warrant shall instead be exercisable into a number of shares of Common Stock equal to the Per Warrant Cap plus a number of shares of convertible non-voting preferred stock, par value $0.01 per share, of the Company on the terms set forth in Exhibit C (the “Series A Preferred Stock”) that is convertible into the number of Excess Shares.
4. REGISTRATION RIGHTS AND PROCEDURES AND LISTING.
     4.1. Demand Registration Rights.
          (a) Subject to the provisions hereof, Rhône Capital III may, on behalf of any Holder or Holders, at any time from and after the Issuance Date request registration for resale under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”) by

giving written notice thereof to the Company (which request shall specify the number of shares of Registrable Securities to be offered by each Holder and whether such Registration Statement shall be a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act). Subject to Section 4.1(e) below, upon receipt of such notice, the Company shall use commercially reasonable efforts (i) to file a Registration Statement (which shall be a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act if requested pursuant to Rhône Capital III’s request pursuant to the first sentence of this Section 4.1(a)) registering for resale such number of Registrable Securities as requested to be so registered within 45 days in the case of a registration on Form S-3 (and 60 days in the case of a registration on Form S-1) after Rhône Capital III’s request therefor and (ii) to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 4.1(a): (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-Out Period; (iii) if the aggregate offering price of the Registrable Securities to be offered is less than $20,000,000, unless the Registrable Securities to be offered constitute all of the then-outstanding Registrable Securities; or (iv) within 180 days after the effective date of a prior registration in respect of the Company’s Common Stock, including, without limitation, a Demand Registration (or, in the event that Holders were prevented from including any shares of Common Stock requested to be included in a Piggy-Back Registration pursuant to Section 4.2(a) or (b), within 90 days after the effective date of a prior registration in respect of the Company’s Common Stock). If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.
          (b) Rhône Capital III shall be entitled to request three Demand Registrations. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and Holders are able to register at least 50% of the Registrable Securities requested by Rhône Capital III to be included in such registration. A Demand Registration shall not count against the number of such registrations set forth in the immediately preceding sentence if, (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason attributable to the Company or for any reason not attributable to the selling Holder or Holders or Rhône Capital III or its Affiliates, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Securities covered by the Registration Statement are sold by the selling Holder or Holders pursuant to the Registration Statement.
          (c) The Company may include in a Demand Registration shares of Common Stock for sale for its own account or for the account of other security holders of the Company. If such Demand Registration is in respect of an underwritten offering and the managing underwriters of the requested Demand Registration advise the Company and Rhône Capital III that in their reasonable opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), the Company will include in such Demand Registration only such number of shares of Common Stock that in the reasonable opinion of the managing underwriters can be sold without materially delaying or jeopardizing the success of the offering (including the offering price per share), which shares of Common Stock will be so included in the following order of priority: (i) first, the Registrable Securities of Rhône Capital III and all other Holders, pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, (ii) second, the shares of Common Stock the Company proposes to sell and (iii) third, any other shares of Common Stock that have been requested to be so included.
          (d) If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Company and Rhône Capital III shall mutually agree upon selection of the managing underwriter or underwriters. If the Company and Rhône Capital III are unable to agree on the managing underwriter or underwriters within a reasonable amount of time, the Company and Rhône Capital III shall each select a managing underwriter and such underwriters shall serve as joint managing underwriters in respect of such offering.
          (e) Notwithstanding the foregoing, if the Board determines in its good faith judgment that the filing of a Demand Registration (i) would be seriously detrimental to the Company in that such registration would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Board (excluding the Rhône Directors), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed, then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (x) the Company may not defer such filing for a period of more than 90 days after receipt of any demand by Rhône Capital III, and (y) the Company shall not exercise its right to defer a Demand Registration or offers or sales more than once in any 12-month period. The Company shall give written notice of its determination to Rhône Capital III to defer the filing and of the fact the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof.
          (f) Notwithstanding the foregoing, if the Board determines in its good faith judgment that continuing offers and sales of Registrable Securities registered under a shelf Demand Registration (i) would be seriously detrimental to the Company in that such offers and sales would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Board (excluding the Rhône Directors), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed, then the Company shall have the right to require the selling Holder or Holders to suspend such offers and sales for the period during which such registration would be seriously detrimental; provided, however, that the total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days. The Company shall give written notice of its determination to Rhône Capital III to suspend the offers and sales and of the fact the purpose for such suspension no longer exists, in each case, promptly after the occurrence thereof.

          (g) Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use commercially reasonable efforts to keep the Registration Statement effective until the earlier of (i) two years (in the case of a shelf Demand Registration) or 90 days (in the case of any other Demand Registration) from the effective date of such Registration Statement and (ii) such time as all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration.
     4.2. Piggy-Back Registration Rights.
          (a) If at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), the Company will give Rhône Capital III written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and, subject to Section 4.2(c), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of Rhône Capital III on behalf of one or more Holders received within 10 days after delivery of the Company’s notice. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and Rhône Capital III that in their reasonable opinion the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, the Company shall include in such registration: (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock, including Holders in respect of whom Rhône Capital III has provided notice in accordance with this Section 4.2(a), pro rata among all such holders on the basis of the number of Registrable Securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.
          (b) If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than Rhône Capital III, and the managing underwriters advise the Company that in their reasonable opinion the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration; (ii) second, the number of shares of Common Stock requested to be included therein by other holders of shares of Common Stock including Rhône Capital III (if Rhône Capital III has elected to include Registrable Securities in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock requested to be included therein by such holders or as such holders and the Company may otherwise agree; and (iii) third, the number of shares of Common Stock that the Company proposes to sell.
          (c) If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

          (d) The Company shall not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.
     4.3. Expenses of Registration and Selling. All Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Expenses (including, for the avoidance of doubt, any underwriting discount or commission applicable to the sale by a Holder) incurred in connection with the sale of any securities registered hereunder shall also be borne by the Company.
     4.4. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable, subject to the other provisions of this Article 4:
          (a) Prepare and file with the SEC a Registration Statement with respect to a proposed offering of Registrable Securities and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable.
          (b) Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.
          (c) Furnish to Rhône Capital III, the selling Holder or Holders and any underwriters such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
          (d) Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Rhône Capital III, the selling Holder or Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such selling Holder or Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or become subject to taxation in any such states or jurisdictions.
          (e) Notify Rhône Capital III and the selling Holder or Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.
          (f) Give written notice to Rhône Capital III and the selling Holder or Holders:
     (i) when any Registration Statement filed pursuant to Section 4.1 or 4.2 or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information;
     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the Company to make changes in any effective Registration Statement or the Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made) (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).
          (g) Use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 4.4(f)(iii) at the earliest practicable time.
          (h) Upon the occurrence of any event contemplated by Section 4.4(f)(v), reasonably promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Rhône Capital III, the selling Holder or Holders and any underwriters, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies Rhône Capital III and the selling Holder or Holders in accordance with Section 4.4(f)(v) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the selling Holder or Holders and any underwriters shall suspend use of such Prospectus and use commercially reasonable efforts to return to the Company all copies of such Prospectus (at the Company’s expense) other than permanently filed copies then in the possession of Rhône Capital III, the selling Holder or Holders or the underwriter.
          (i) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the selling Holder or Holders or any managing underwriter(s).
          (j) Enter into an underwriting agreement in form, scope and substance as is customarily entered into for similar underwritten offerings of equity securities by similar companies and take all such other actions reasonably requested by Rhône Capital III on behalf of the selling Holder or Holders or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith as customary for any similar underwritten offering, (i) make such representations and warranties to the selling Holder or Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested, (ii) use commercially reasonable efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in similar underwritten offerings of equity securities by similar companies, (iii) use commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings of equity securities by similar companies, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in similar underwritten offerings of equity securities by similar companies and consistent with the provisions of Section 4.7 hereof, and (v) deliver such documents and certificates as may be reasonably requested by the selling Holder or Holders, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
          (k) Make available for inspection by a representative of Rhône Capital III, the selling Holder or Holders of at least 5,000,000 Registrable Securities and the managing underwriter(s), if any, and their respective attorneys or accountants at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.
          (l) Use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the national securities exchange or national market interdealer quotation system on which the Common Stock is then listed, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form (provided, however, that the applicable listing requirements are satisfied), and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement. The Company shall bear the cost of all reasonable expenses associated with any listing. A copy of any opinion of counsel accompanying a listing application by the Company with respect to the Registrable Securities shall be furnished to Rhône Capital III and the selling Holder or Holders.
          (m) Make reasonably available senior executives of the Company to participate in “road show” and other marketing presentations from time to time as reasonably requested by the managing underwriter or underwriters.
     4.5. Suspension of Sales. During any Scheduled Black-Out Period and upon receipt of written notice from the Company that a Registration Statement, Prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such Registration Statement, Prospectus or prospectus supplement, the selling Holder or Holders shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until the selling Holder or Holders have received copies of a supplemented or amended Prospectus or prospectus supplement, or until the selling Holder or Holders are advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the selling Holder or Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the selling Holder’s or Holders’ possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.
     4.6. Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.4 that the selling Holder or Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     4.7. Indemnification.
          (a) In connection with each registration pursuant to Article 4, the Company agrees to indemnify and hold harmless each selling Holder, and each Person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld;
provided, however, that, with respect to any selling Holder, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (b) Each selling Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and the other selling Holders, and each Person, if any, who controls the Company and any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by the indemnifying party if there would be a conflict if one counsel were to represent both the indemnified and the indemnifying party, and by the indemnified party in all other circumstances. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of the indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided that if, in the reasonable judgment of an indemnified party a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim or any of such indemnified parties, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
     4.8. Contribution.
          (a) If the indemnification provided for in or pursuant to Section 4.7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the selling Holders be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.7(a) had been available under the circumstances.
          (b) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.8(b), each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.
     4.9. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Article 4 and the representations and warranties of the Company referred to in Section 4.4(j) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling Holders, the Company or any underwriter or agent or controlling Person or (iii) the consummation of the sale or successive resales of the Registered Securities.
     4.10. Lock-Up Agreements.
          (a) The Company agrees that, in connection with an underwritten offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter, it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions), other than any such sale or distribution of

Common Stock upon exercise of the Company’s Warrants, in the case of an underwritten offering for a period of 90 days from the effective date of the registration statement pertaining to such Registrable Securities or such shorter period to which the selling Holder or Holders are subject.
          (b) The lock-up agreements set forth in Section 4.10(a) shall be subject to customary exceptions that may be contained in an underwriting agreement.
     4.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as the Holders own any Registrable Securities, furnish to such Holders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration.
5. ADJUSTMENTS.
     5.1. Adjustments for Cash Dividends. In the event that the Company shall pay a cash dividend on Common Stock, the Exercise Price for each Warrant shall be reduced by the cash dividend paid on each share of Common Stock.
     5.2. Adjustments Upon Certain Transactions. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides its outstanding Common Stock, or (iii) combines its outstanding Common Stock into a smaller number of shares. In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In addition, upon an adjustment pursuant to this Section 5.2, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:
Ub = shares underlying each Warrant immediately before the adjustment
Ua = shares underlying each Warrant immediately after the adjustment
Pb = exercise price per share immediately before the adjustment
Pa = exercise price per share immediately after the adjustment
Ob = shares outstanding immediately before the transaction in question
Oa = shares outstanding immediately after the transaction in question
Ua = Ub x Oa / Ob
Pa = Pb x Ob / Oa
5.3. Dividends and Distributions.
          (a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than one subject to Section 5.1 or Section 5.2), including without limitation in connection with a Recapitalization Event (it being understood that, if there is a distribution in connection with a Recapitalization Event and no record date is set therefor, the effective date of such Recapitalization Event shall be deemed to be the record date fixed by the Company for purposes of this Section 5.3), the Exercise Price immediately after the record date for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect on such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date (the “ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date. As used in this Section 5.3, “Recapitalization Event” means any consolidation, merger or similar extraordinary transaction (other than any consolidation, merger or similar extraordinary transaction of the Company with an unaffiliated third party), or any recapitalization or reclassification of the Common Stock. Upon any adjustment of the Exercise Price pursuant to this Section 5.3, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the ex-date and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the ex-date less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution. For avoidance of doubt, the adjustment contemplated by Section 5.3(a) can be expressed by formula as follows:

Ub = shares underlying each Warrant immediately before the adjustment
Ua = shares underlying each Warrant immediately after the adjustment
Pb = exercise price per share immediately before the adjustment
Pa = exercise price per share immediately after the adjustment
M = average VWAP of the Common Stock for five trading days before ex-date
D = Fair Market Value of the dividend or distribution made per share of Common Stock
Ua = Ub x M / (M — D)
Pa = Pb x (M — D) / M
          (b) In the case of a Recapitalization Event where outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (x) first, applying the rules in Sections 5.1 and 5.2, as applicable, and 5.3(a) to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchasable upon the exercise of each Warrant, (y) second, multiplying the initially adjusted number of shares by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted number of shares of common stock of the other company purchasable upon exercise of each Warrant and (z) third, dividing the initially adjusted Exercise Price per share of Common Stock by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted Exercise Price per share of common stock of the other company. In any case where this Section 5.3(b) applies, the second sentence of Section 5.5 shall also apply to the Recapitalization Event as though it were a Reorganization Event.
          (c) Notwithstanding anything to the contrary contained herein, in the case of a Recapitalization Event, to the extent that one or more of the adjustments set forth in Section 5.1 or Section 5.2 would be applicable to such Recapitalization Event, the adjustments set forth in Sections 5.1, 5.2 and 5.3(a) shall be applied in the order in which the events described in such Sections occur; provided, however, no adjustment pursuant to Section 5.1, 5.2 or 5.3(a), as applicable, shall be made for an event in connection with such Recapitalization Event for which an adjustment has already been made.
     5.4. Issuer Tender Offers. If a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock are paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Stock acquired in such tender offer as of the last trading date before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price in effect immediately after the tender offer expires shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Exercise Price pursuant to this Section 5.4, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced and the denominator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:
Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = average VWAP of the Common Stock for five trading days before date tender offer is announced
E = Excess Tender Amount (the aggregate premium paid in the tender offer)
Pr = Premium Per Pro Forma Share
Oa = Shares outstanding after giving effect to tender offer
Pr = E / Oa
Ua = Ub x M / (M — Pr)
Pa = Pb x (M — Pr) / M
     5.5. Consolidation, Merger or Sale. If any consolidation, merger or similar extraordinary transaction of the Company with another Person (other than any subsidiary of the Company), or the sale of all or substantially all of its assets, other than in any such case a Recapitalization Event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of Article 4 and this Article 5) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to Rhône Capital III, executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of Warrants. The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.
     5.6. Preemptive Rights. Upon any issuance for cash of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock for cash (in each case, other than issuances that result in adjustments pursuant to Section 5.2 or Section 5.3), subject to obtaining any required approval of the Company’s stockholders to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, any Initial Holder who still holds at least 50% of the total Warrants issued to such Initial Holder on the Issuance Date shall have additional subscription rights allowing such Initial Holder to maintain its proportionate, as-if-exercised ownership interest in the Company (which, for this purpose, shall be calculated taking into account any Warrants subsequently transferred to such Initial Holder by another Initial Holder) based on the number of shares of Common Stock outstanding immediately prior to such issuance. For the avoidance of doubt, obtaining such approval shall be a condition for the Company to undertake any issuance subject to this Section 5.6. In the event that any issuance subject to this Section 5.6 involves a public offering, such Initial Holders and the Company shall negotiate in good faith as to the provision of such subscription rights so as not to materially delay or jeopardize the success of such public offering. The foregoing shall not apply to any issuance of Excluded Securities.
     5.7. Consent Upon Certain Issuances. So long as Rhône Capital III or any of its Affiliates own any Warrants, the Company shall not issue shares of Common Stock, Common Stock Equivalents (other than Excluded Securities) or rights or options to acquire Common Stock Equivalents (other than Excluded Securities) at an Effective Issuance Price that is lower than the Exercise Price (in each case, other than issuances that result in adjustments pursuant to Section 5.2 or Section 5.3) then in effect for all Warrants without the prior written consent of Rhône Capital III in its sole discretion.
     5.8. Affiliate Transactions. In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any Affiliate, other than Excluded Securities, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.
     5.9. Fractional Shares. No fractional shares shall be issued upon exercise of any Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, as determined by the Company’s Chief Executive Officer, Chief Financial Officer or Board, on the trading immediately prior to the date of exercise.
     5.10. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first-class mail, postage prepaid, to Rhône Capital III and each Holder notice of such adjustment or adjustments setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
6. WARRANT TRANSFER BOOKS.
     (a) Subject to Section 3.5:
     (i) The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.
     (ii) At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.
     (iii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.
     (iv) Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (v) No service charge shall be made to a Holder for any exchange of Warrant Certificates, and the Company shall pay any taxes or other governmental charge that may be imposed in connection with any registration of exchange of Warrant Certificates.
     (vi) Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby.
7. WARRANT HOLDERS.
     7.1. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including the right to vote or to consent.

     7.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.
     7.3. Agent. The Warrant Holders appoint Rhône Capital III as their agent and authorize Rhône Capital III to bind, and take all actions in connection with this Agreement on behalf of, the Warrant Holders, including agreeing to amendments of this Agreement pursuant to Section 10.9 herein. The Company shall be entitled to rely on direction by Rhône Capital III on behalf of any Warrant Holder for all purposes hereunder.
8. REPRESENTATIONS AND WARRANTIES.
     8.1. Representations and Warranties of the Company. The Company hereby represents and warrants that, as of the Closing Date:
          (a) Existence, Power and Ownership. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.
          (c) No Conflicts. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of its Certificate of Incorporation or by-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.
          (d) Consents. Subject to the requirements of the HSR Act and, in the case of exercise of the Warrants for Series A Preferred Stock, receipt of Required Stockholder Approval, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.
          (e) Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery hereof by the Initial Warrant Holders and Rhône Capital III, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (f) Capitalization. As of the date hereof, the Company’s authorized capital stock consists of 185,000,000 shares of Common Stock and as of July 31, 2009, 128,269,163 shares of Common Stock were issued and outstanding. As of the date hereof, 2,885,200 shares of Common Stock are held in treasury and as of July 31, 2009, 15,743,332 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options, 1,715,421 shares of Common Stock are reserved for issuance under the Company’s 2000 Stock Incentive Plan, as amended and restated, and 2,000,000 shares of Common Stock are reserved for issuance under the Company’s Employee Stock Purchase Plan, as amended and restated. There are no Voting Securities authorized or outstanding other than the Common Stock. There are no other classes of capital stock of the Company authorized or outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights (other than as set forth in Section 5.6 of this Agreement) or, except as set forth on Schedule 8.1, other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.
          (g) Board Approvals. As of the date hereof, the Board has granted all necessary approvals under the Company’s constituent documentation and Delaware General Corporation Law with respect to the acquisition and exercise of the Warrants by the Initial Holders, including, without limitation, for purposes of Section 203 thereunder.
          (h) No Registration Requirement. None of the Company, its subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or would be integrated with the issuance of the Warrants in a manner that would require the registration under the Securities Act of the Warrants or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Warrants or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. No securities of the Company or any of its subsidiaries are of the same class (within the meaning of Rule 144A) as the Warrants and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. Assuming the accuracy of the representations and warranties of the Holders in Section 8.2 hereof, it is not necessary in connection with the offer, sale and delivery of the Warrants to the Initial Holders in the manner contemplated herein to register any of the Warrants under the Securities Act.
     8.2. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants that:

          (a) Investment Intent. Holder acknowledges that neither the issuance or sale of the Warrants, nor the issuance of the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws. Holder (1) is acquiring the Warrants and the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the securities to any person in violation of the Securities Act or any other applicable securities laws, and (2) will not sell or otherwise dispose of any of the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
          (b) Accredited Investor Status. (1) Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that Holder is capable of evaluating the merits and risks of its investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof and (2)(a) Holder’s financial situation is such that Holder can afford to bear the economic risk of holding the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof for an indefinite period of time, (b) Holder can afford to suffer complete loss of its investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, (c) the Company has made available to Holder all documents and information that Holder has requested relating to an investment in the Company, and (d) Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to Holder’s investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof.
9. COVENANTS.
     9.1. Reservation of Common Stock for Issuance on Exercise of Warrants.
          (a) The Company covenants that it will at all times reserve and keep available, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants as herein provided, (i) out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder, and (ii) out of its authorized but unissued preferred stock, par value $0.01 per share, such number of shares of Series A Preferred Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder. The Company will not issue Series A Preferred Stock to any Persons other than the Warrant Holders. The Company covenants that all shares of Common Stock and Series A Preferred Stock which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     9.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

     9.3. HSR Act Compliance. If Rhône Capital III or any Holder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required in connection with the exercise of any Warrants by any Holder, the Company shall reasonably cooperate with such Holder by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (“DOJ”) or any other governmental authority in connection with such notifications and other filings. For the avoidance of doubt, nothing in this Section 9.3 shall require that the Company or any of its subsidiaries commit to any divestiture, license, or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its subsidiaries. Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act. The Company shall, to the extent legally permissible, keep Rhône Capital III and such Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority. The Company and Rhône Capital III shall share equally the filing fees in connection with the above filings, and shall otherwise each bear their respective costs and expenses in connection with the preparation of such filings and responses to inquires or requests.
     9.4. Board Representation.
          (a) On the Issuance Date, the Company shall increase the number of directors on the Board by two and each Appointing Fund shall have the right to designate a director (each, a “Rhône Director”) who shall be appointed to the Board. The initial Rhône Directors shall be M. Steven Langman and Andrew Sweet. Each Appointing Fund shall have the right to delegate its right to appoint a director to an Affiliate of the Appointing Fund.
          (b) Subject to Section 9.4(d) and 9.4(f), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate each Rhône Director (or such alternative persons who are proposed by the Appointing Funds and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for stockholder nominees) and to use its reasonable best efforts to cause the Board to unanimously recommend that the stockholders of the Company vote in favor of recommending each Rhône Director for election to the stockholders. If, for any reason, a candidate designated as a Rhône Director is determined to be unqualified to serve on the Board, the Appointing Fund shall have the right to designate an alternative Rhône Director to be so appointed.
          (c) Each appointed or elected Rhône Director will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law. If any Rhône Director ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board to fill the vacancy created thereby with a replacement designated by the applicable Appointing Fund.
          (d) The Appointing Funds shall each have the right to designate a Rhône Director pursuant to Sections 9.4(a) and 9.4(b) until such time as the Initial Warrant Holders have sold 33 1/3% of the Underlying Stock issuable in respect of the Warrants on the Issuance Date (or Warrants exercisable for such percentage of Underlying Stock), to any Person or Persons other than Affiliates of Rhône Capital III or other Initial Warrant Holders. Thereafter, Triton Onshore SPV L.P. shall have the right to designate one Rhône Director pursuant to Sections 9.4(a) and 9.4(b) until such time as the Initial Warrant Holders have sold 66 2/3% of the Underlying Stock issuable in respect of the Warrants on the Issuance Date (or Warrants exercisable for such percentage of Underlying Stock), to any Person or Persons other than Affiliates of Rhône Capital III or other Initial Warrant Holders. Thereafter, the right of Triton Onshore SPV L.P. to designate a Rhône Director hereunder shall terminate.
          (e) The Company shall provide the same compensation and rights and benefits of indemnity to the Rhône Directors as are provided to other non-employee directors.
          (f) Nothing in this Section 9.4 shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with its constituent documents, while giving due consideration to the intent of this Agreement. The Board shall have no obligation to appoint or nominate any Rhône Director upon written notice that such appointment or nomination would violate applicable law or result in a breach by the Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Appointing Funds to designate an alternate Rhône Director.
     9.5. Stockholder Approval. The Company shall call a special meeting of stockholders as promptly as practicable in the event that (i) the Company does not have a sufficient number of authorized shares of Common Stock to issue Common Stock upon exercise of all unexercised Warrants and to effect the conversion of any issued Series A Preferred Stock into Common Stock, in which case stockholder approval to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock shall be sought, or (ii) any or all of the Warrants are exercised for Series A Preferred Stock, in which case stockholder approval for conversion of the Series A Preferred Stock into Common Stock shall be sought, in each case in accordance with the voting requirements set forth in the Company’s by-laws. In the event of a special meeting called pursuant to clause (i) or (ii), the Company shall use its commercially reasonable efforts to obtain such stockholder approval and the Holders shall vote any Common Stock they then hold in favor of such approval.
     9.6. Certain Other Events. If any event occurs as to which the provisions of Article 5 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the disinterested members of the Board, to protect such purchase rights as aforesaid.

     9.7. Transfers. Subject to compliance with applicable federal or state securities laws, Common Stock issuable upon exercise of the Warrants shall be freely transferable; provided, however, that Holders shall not transfer, individually or acting in concert with other Holders, Common Stock representing 15% or more of the then-outstanding number of shares of Common Stock to any one Person without the prior written approval of the Board. This Section 9.7 shall not apply to transfers of Common Stock made pursuant to a bona fide underwritten public offering or open-market transactions.
10. MISCELLANEOUS.
     10.1. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto. The Company shall also pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or Series A Preferred Stock or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant.
     10.2. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall be promptly cancelled by the Company and shall not be reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.
     10.3. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Company, or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by the Company to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.
     Upon the issuance of any new Warrant Certificate under this Section 10.3, the Company shall pay any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.
     Every new Warrant Certificate executed and delivered pursuant to this Section 10.3 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.
     The provisions of this Section 10.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

     10.4. Removal of Legends. In the event (i) the shares of Underlying Stock are registered under the Securities Act or (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that transfers of shares of Underlying Stock do not require registration under the Securities Act, the Company shall direct its transfer agent, and the transfer agent shall, upon surrender by a Holder of its certificates evidencing such shares of Underlying Stock to the transfer agent, exchange such certificates for certificates without the legends referred to in Section 3.6(e).
     10.5. Notices. Any notice, demand or delivery to the Company or Rhône Capital III authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or Rhône Capital III, as applicable, as follows:
If to the Company:	Quiksilver, Inc. 15202 Graham St. Huntington Beach, CA 92649 Fax: (734) 477-1370 Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071-3144 Fax: (213) 621-5493 Attention: Brian J. McCarthy and K. Kristine Dunn

If to Rhône Capital III:	Rhône Capital III L.P. 630 Fifth Avenue, 27th Floor New York, NY 10111 Fax: (212) 218-6789 Attention: Baudoin Lorans and M. Allison Steiner

With a copy to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 Fax: (212) 291-9116 Attention: Richard Pollack
or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.
          Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.
     10.6. Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York.
     10.7. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and Rhône Capital III, and their successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, Rhône Capital III and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.
     10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
     10.9. Amendments.
          (a) Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in accordance with Section 10.9(b) below.
          (b) With the consent of Rhône Capital III, the Company may from time to time (i) supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder and (ii) modify the Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder.
     10.10. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.
     10.11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
     10.12. Limitation of Liability. No party to this Agreement shall be liable to any other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

QUIKSILVER, INC.
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	Chief Administrative Officer

ROMOLO HOLDINGS C.V.
By:
Name:
Title:

TRITON SPV L.P.
By:
Name:
Title:

TRITON ONSHORE SPV L.P.
By:
Name:
Title:

TRITON OFFSHORE SPV L.P.
By:
Name:
Title:

TRITON COINVESTMENT SPV L.P.
By:
Name:
Title:

RHÔNE CAPITAL III L.P.
By:
Name:
Title:

FORM OF FACE OF WARRANT CERTIFICATE
THESE WARRANTS MAY ONLY BE TRANSFERRED WITH THE PRIOR CONSENT OF QUIKSILVER, INC. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 31, 2009 BY AND AMONG QUIKSILVER, INC. (THE “COMPANY”), THE INITIAL WARRANT HOLDERS AND RHÔNE CAPITAL III L.P. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
WARRANTS TO PURCHASE COMMON STOCK
OF QUIKSILVER, INC.

No.	Certificate for Warrants
     This certifies that [HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant and Registration Rights Agreement referred to below, to purchase from Quiksilver, Inc., a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.0l per share (“Common Stock”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant and Registration Rights Agreement, at the exercise price (the “Exercise Price”) of $1.86 per share, subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement (as defined below).
     This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of July 31, 2009 (the “Warrant Agreement”), by and among the Company, the Initial Warrant Holders and Rhône Capital III, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof, including the representations and warranties of the Holder pursuant to Section 8.2 of the Warrant Agreement. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Holders of the Warrants and Rhône Capital III. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Agreement.
     This Warrant Certificate shall terminate and be void as of the close of business on July 31, 2016 (the “Expiration Date”).

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day and ending on the Expiration Date.
     The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.
     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     Under certain circumstances, as set forth in the Warrant Agreement, the Warrants are exercisable for Series A Preferred Stock of the Company.
     In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the principal place of business of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Stock as to which the Warrant(s) represented by this Warrant Certificate is (are) submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be by cash, bank wire transfer in immediately available funds, certified or official bank check drawn on a New York City bank payable to the order of the Company or on a cashless basis as described in Section 3.4(b) of the Warrant Agreement.
     The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company shall also pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant.
     No service charge shall be made to a Holder for any registration of exchange of the Warrant Certificates, and the Company shall pay any tax or other governmental charge payable in connection therewith.
     Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.
     This Warrant Certificate and all rights arising hereunder shall be governed by the internal laws of the State of New York.
     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.
     Copies of the Warrant Agreement are on file at the principal place of business of the Company and may be obtained by writing to the Company at the following address:

Quiksilver, Inc.
15202 Graham St.
Huntington Beach, CA 92649
Fax: (734) 477-1370
Attention: General Counsel
Dated: [ • ]

QUIKSILVER, INC.
By:
Name and Title:

By:
Name and Title:

EXHIBIT A
FORM OF REVERSE OF WARRANT CERTIFICATE
EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)
To: Quiksilver, Inc.
     The undersigned irrevocably exercises                      of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.01 per share, of Quiksilver, Inc., for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by cash, by bank wire transfer in immediately available funds, or by certified or official bank check drawn on a New York City bank payable to the order of Quiksilver, Inc. or on a cashless basis as described in Section 3.4(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Quiksilver, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.
Date:

[1]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

[1]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

Securities to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

EXHIBIT B
FORM OF REVERSE OF WARRANT CERTIFICATE
EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant for Series A Preferred Stock in the event of an adjustment requiring the approval of the stockholders of Quiksilver, Inc. in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual)
To: Quiksilver, Inc.
     The undersigned irrevocably exercises                      of the Warrants for the purchase of one share of Series A Preferred Stock, par value $0.01 per share, of Quiksilver, Inc., for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by cash, by bank wire transfer in immediately available funds, or by certified or official bank check drawn on a New York City bank payable to the order of Quiksilver, Inc. or on a cashless basis as described in Section 3.4(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Quiksilver, Inc. and directs that the shares of Series A Preferred Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below. Due to an adjustment requiring the approval of the stockholders of Quiksilver, Inc. in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, the undersigned hereby irrevocably elects to receive the Series A Preferred Stock in lieu of Common Stock.
Date:

[2]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

B-1

Funds to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

B-2

EXHIBIT C
CERTIFICATE OF DESIGNATIONS OF THE SERIES A PREFERRED STOCK